Exhibit 10.4

DIRECTORS’ DEFERRED COMPENSATION PLAN

1. PURPOSE AND EFFECTIVE DATE

1.1. Purpose.

The purpose of this Plan is to provide Directors of CarrAmerica Realty Corporation (the “Corporation”) with deferred compensation benefits in order to assist the Corporation in attracting and retaining Directors of outstanding ability.

1.2. Effective Date.

The Plan, shall become effective as of December 2002.

2. DEFINITIONS AND CONSTRUCTION

2.1. Definitions.

For purposes of the Plan, unless a different meaning is plainly required by the context, the following definitions are applicable:

(a) “Beneficiary(ies)” means the person or persons designated by a Participant to receive payment of the amounts provided in the Plan in the event of his death. Each Beneficiary designation: (i) shall be made on a form filed in the manner prescribed by the Committee, (ii) shall be effective when, and only if made and filed in such manner during the Participant’s lifetime, and (iii) upon such filing, shall automatically revoke all previous Beneficiary designations.

(b) “Board” means the Board of Directors of the Corporation.

(c) “Change in Control” means, with respect to the Corporation:

(i)	Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(ii)	Consummation of a reorganization, merger or consolidation involving the Corporation (a “Business Combination”) unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the then outstanding shares of common stock of the Corporation (the “Outstanding Corporation Common Stock”) and the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”) immediately prior to such Business Combination beneficially own, directly or indirectly, at least 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, and (ii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination;

(iii)	the sale or other disposition of more than 50% of the operating assets of the Corporation; or

(iv)	Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

(d) “Committee” means the Executive Compensation Plan Committee established by the Board.

(e) “Compensation” means, in the case of a Director, the fees and retainer payable to the Director by the Corporation with respect to a Plan Year, before reduction for any amounts deferred pursuant to this Plan or any other plan of the Corporation, and not including any expense reimbursements or any form of non-cash compensation and benefits.

(f) “Corporation” means CarrAmerica Realty Corporation or any successor thereto.

(g) “Deferral Election” means an election made by the Participant, in accordance with Section 3.2 or 3.4, to defer an amount of Compensation payable or awarded to the Participant with respect to a Plan Year.

(h) “Deferred Compensation Account” means the account maintained for a Participant by the Corporation, in accordance with Section 4.1, with respect to the Compensation for which the Participant has made a Deferral Election.

(i) “Director” means any member of the Board who is not an employee of the Corporation.

(j) “Disability” means total disability as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

(k) “Effective Date” of the Plan means as of December 31, 2002.

(l) “Hardship” means the immediate and heavy financial need of a Participant as determined by the Committee in accordance with uniform standards established by the Committee.

(m) “Participant” means a Director participating in the Plan in accordance with Section 3.

(n) “Plan” means the CarrAmerica Realty Corporation Directors’ Deferred Compensation Plan, as amended from time to time.

(o) “Plan Year” means the period beginning on the Effective Date and ending December 31, 2003, and each calendar year thereafter.

(p) “Separation from Service” means termination of a Participant’s service as a Director for any reason.

(q) “Trusts” means the trust established by the Corporation that identifies the Plan as a plan with respect to which assets are to be held by the Trustee.

(r) “Trustees” means the trustee or trustees or their successors under the Trust.

2.2. Construction of Terms.

Wherever applicable, the masculine pronoun shall mean or include the feminine pronoun, and the words used in the singular shall include the plural, and vice versa.

3. ELIGIBILITY AND PARTICIPATION

3.1. Eligibility.

Eligibility to participate in the Plan is limited to Directors.

3.2. Participation; Deferral Elections.

A Director may elect to participate in the Plan with respect to any Plan Year by filing a Deferral Election, in the form and manner prescribed by the Committee, by December 15 of the immediately preceding Plan Year, except that a Deferral Election with respect to the first Plan Year shall be filed at such time before the commencement of such Plan Year as the Committee shall determine. The Participant may elect in the Deferral Election to defer Compensation with respect to the Plan Year as follows:

(a) The Participant may elect to defer any amount or percentage of fees and retainer payable with respect to the Plan Year, subject to a minimum deferral of $1,000.

(b) The Participant may elect to defer Compensation for a specified period of years (minimum two (2) years) and/or until termination of employment, if sooner.

3.3. Right to Terminate Elections and Deferrals.

If the Corporation determines that the Deferral Elections, or the earnings credited to the amounts previously deferred, would or might result in the Corporation failing to qualify as a real estate investment trust within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended, the Corporation may limit Deferral Elections in its sole discretion. In addition, if the Corporation determines that Deferred Compensation Account balances under the Plan would or might result in the Corporation failing to qualify as a real estate investment trust under Section 856 of the Code, the Corporation shall also have the right to distribute amounts out of any such accounts as it determines in its sole discretion.

3.4. Initial Eligibility During the Plan Year.

If a Director first becomes eligible to participate in the Plan during a Plan Year, he may elect to participate with respect to such Plan Year by filing a

Deferral Election for such Plan Year not later than 30 days after notification to him by the Committee of his eligibility to participate in the Plan. The Participant may elect in such Deferral Election to defer Compensation with respect to the Plan Year which is payable or awarded following the filing of the Deferral Election, in accordance with the limitations of Sections 3.2(a) and (b) as if such period were an entire Plan Year.

3.5. Modification of Deferral Election.

A Deferral Election made pursuant to Section 3.2 or 3.4 shall be irrevocable, except that the Committee in its discretion may at any time reduce, or waive, the remainder of the amount to be deferred under the Deferral Election upon determining that the Participant has suffered a Hardship.

4. ACCOUNTS

4.1. Maintenance of Accounts.

The Corporation shall maintain, for recordkeeping purposes only, a Deferred Compensation Account for each Participant who files a Deferral Election. The compensation deferred pursuant to a Deferral Election shall be credited to the Participant’s Deferred Compensation Account as it would otherwise become payable to the Participant.

4.2. Investment of Accounts.

A Participant may direct the investment of his or her Deferred Compensation Account, subject to the following:

(a) The Corporation shall determine the investments which will be made available as investment options under the Plan from time to time and may but shall not be required to invest the Deferred Compensation Account in the manner directed by a Participant.

(b) All investment directions shall be in accordance with such rules and regulations as the Corporation may establish from time to time for this purpose.

(c) All earnings and losses on the investments held for a Participant’s Deferred Compensation Account shall be credited to such Deferred Compensation Account.

(d) The Corporation (or its trustee, if any) shall at all times retain title to all assets held for the Deferred Compensation Account, and shall have the voting power with respect to all stock or other securities held for the Deferred Compensation Account.

(e) The Deferred Compensation Account shall be valued by the Corporation (or its trustee, if any) at fair market value as of the last day of each calendar quarter and at such other times as may be necessary for the proper administration of the Plan.

5. PAYMENT OF BENEFITS

5.1. Payment Upon Separation from Service.

A participant whose service with the Corporation terminates shall be entitled to receive an amount equal to the balance of his Deferred Compensation Account, payable as provided in Sections 5.4 and 5.5.

5.2. Payments Upon Death.

(a) Each Participant may designate a Beneficiary or Beneficiaries to receive payment of the amounts provided in paragraph (b) in the event of his death. Each Beneficiary designation: (i) shall be made on a form filed in the manner prescribed by the Committee, (ii) shall be effective when, and only if made and filed in such manner during the Participant’s lifetime, and (iii) upon such filing, shall automatically revoke all previous Beneficiary designations.

(b) Upon the death of a Participant, the Participant’s Beneficiary shall be entitled to receive an amount equal to the balance of the Participant’s Deferred Compensation Account payable as provided in Section 5.4 and 5.5.

(c) If the payments to be made pursuant to paragraph (b) are not subject to a valid Beneficiary designation at the time of the Participant’s death (because the designated Beneficiary predeceased the Participant or for any other reason), the estate of the participant shall be the Beneficiary. If a Beneficiary designated by the Participant to receive all or any part of the Participant’s Deferred Compensation Account dies after the Participant but before complete distribution of that portion of that Deferred Compensation Account, and at the time of the Beneficiary’s death there is no valid designation of a contingent Beneficiary, the estate of such Beneficiary shall be the Beneficiary of the portion in question.

5.3. Hardship Distributions.

The Committee may, in its sole discretion, make distributions to a Participant from his Deferred Compensation Account prior to the date that amounts would otherwise become payable if the Committee determines that the Participant has suffered a Hardship. The amount of any such distribution shall be limited to the amount reasonably necessary to meet the Participant’s needs created by the Hardship.

5.4. Form of Payment.

(a) The amount which a Participant or Beneficiary becomes entitled to receive pursuant to Sections 5.1 or 5.2 shall be paid either (i) as a lump sum or (ii) in annual installments over a period of time not to exceed 5 years.

(b) The Participant shall elect, at the time and in the manner prescribed by the Committee, the form specified in paragraph (a) in which payment shall be made. If the Participant fails to elect the form of payment, payment shall be made in accordance with paragraph (a)(ii) over a period of 5 years, provided that in the case of such a participant’s death, the Participant’s Beneficiary may elect the form of payment.

5.5. Commencement of Payments.

Payment which a Participant or Beneficiary becomes entitled to receive in the event of the Participant’s Separation from Service shall commence or be made, as the case may be, as soon as practicable after the occurrence of such event.

6. ADMINISTRATION

6.1. Committee; Duties.

The Plan shall be administered by the Committee, which shall have the responsibility and authority to, among other things, (a) interpret and construe the terms of the Plan and (b) adopt such regulations, rules, procedures and forms consistent with the Plan as it considers necessary or desirable for the administration of the Plan. In all cases the determination of the Committee shall be final, conclusive and binding on all persons.

6.2. Appointment of Agents.

The Committee shall appoint the Corporate Secretary to be the Committee’s agent and shall delegate to her its duties with respect to the day-to-day administration of the Plan. The Committee may from time to time appoint other agents and delegate to them such administrative duties as it sees fit.

7. AMENDMENT OR TERMINATION OF PLAN

7.1. Right to Amend or Terminate.

The Board reserves in its sole discretion the right, at any time and from time to time, to amend or terminate the Plan.

7.2. Effect of Amendment or Termination.

No amendment or termination of the Plan pursuant to Section 7.1 shall deprive any Participant or Beneficiary of any part of his benefits under the Plan accrued as of the time of such amendment or termination. If the Plan is terminated, each Participant shall be paid the full amount of his Deferred Compensation Account within 90 days of the date of termination.

8. CLAIMS PROCEDURE

(a) A person who believes that he is being denied a benefit to which he is entitled under this Plan (hereinafter called a “Claimant”) may file a written request for such benefit with the Committee, setting forth his claim. The request must be addressed to the Committee at the Corporation’s then principal place of business.

(b) Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within sixty (60) days (which may be extended for an additional thirty (30) days for reasonable cause). If the claim is denied in whole or in part, the Committee shall provide the Claimant a written opinion, using language calculated to be understood by the Claimant, setting forth:

(1) The specific reason or reasons for such denial;

(2) The specific reference to pertinent provisions of the Plan which such denial is based;

(3) A description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary;

(4) Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

(5) The time limits for requesting such a review.

(c) Within sixty (60) days after the receipt by the Claimant of the written opinion described in Section 8(b), the Claimant may request in writing that the Corporation review the determination of the Committee. Such request must be addressed to the Chief Executive Officer of the Corporation, at its then principal place of business. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Corporation. If the Claimant does not request a review of the Committee’s determination by the Corporation within such sixty (60) day period, he shall be barred from challenging the Committee’s determination.

(d) Within thirty (30) days after the Chief Executive Officer’s receipt of a request for review, he will review the Committee’s determination. After considering all materials presented by the Claimant, the Chief Executive Officer will render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of the Plan on which the decision is based. If special circumstances require that the thirty (30) day time period be extended, the Chief Executive Officer will so notify the Claimant and will render the decision as soon as possible, but no later than sixty (60) days after receipt of the request for review.

9. MISCELLANEOUS PROVISIONS

9.1. No Implied Rights.

Nothing in this Plan shall be deemed to: (a) give to any Director the right to be continued as a Director, or (b) give to any Participant or Beneficiary any right to any payments except as specifically provided for in the Plan.

The rights of any Director or Beneficiary, or any person claiming through the Director or Beneficiary shall be solely those of an unsecured general creditor of the Corporation. The Director or Beneficiary, or any other person claiming through the Director or Beneficiary, shall have the right to receive those benefits specified under this Plan only from the Corporation, and shall have no right whatsoever to look to any specific or special property separated from the Corporation to satisfy a claim for benefit payments.

A Director or Beneficiary, or any person claiming through the Director or Beneficiary, shall not have any rights or beneficial ownership interest in any general asset of the Corporation. Any such general asset used or acquired by the Corporation in connection with liabilities it has assumed under this Plan shall not be deemed to be held under any trust for the benefit of a Director or Beneficiary; nor shall any such general asset be considered security for the performance of the obligations of the Corporation. Any such asset shall remain a general, unpledged, and unrestricted asset of the Corporation.

9.2. No Assignment or Alienation.

To the extent permitted by law, no benefit provided under the Plan shall be anticipated, assigned (either at law or in equity), alienated or subject to attachment, garnishment, levy, execution, or other process. Any attempt to perform any such action shall be void.

9.3. Notices.

Any notice, consent or demand required or permitted to be given under the Plan shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party’s last known address as shown on the records of the Corporation. The date of such mailing shall be deemed the date of notice, consent or demand.

9.4. Inurement of Benefits.

This Plan shall be binding upon and inure to the benefit of the Corporation, its successors, and assigns and each Participant and his heirs, executors, administrators, and legal representatives.

9.5. Merger or Consolidation of Corporation.

The Corporation shall not merge or consolidate with any other company or organization, or permit its business activities to be taken over by any other organization unless and until the succeeding or continuing company or other organization shall expressly assume all obligations and liabilities herein set forth.

9.6. Expenses.

The Corporation shall pay all expenses incident to the operation and administration of the Plan.

9.7. Applicable Laws.

Except as otherwise required by federal law, the provisions of the Plan and the rules, regulations and decisions of the Board and the Committee shall be construed and enforced according to the laws of State of Delaware, without regard to its choice of law rules.

9.8. Construction.

Any payments under this Plan shall be independent of, and in addition to, those under any other plan, program or agreement which may be in effect between the parties hereto, or any other compensation payable to the Participant or his Beneficiary by the Corporation. This Plan shall not be construed as a contract of employment nor does it restrict the right of the Corporation to discharge the Participant from service as a Director for proper cause or the right of the Participant to terminate service as a Director.

The Corporation shall be under no obligation whatever to purchase or maintain any contract, policy or other asset to provide the benefits under this Plan, and any reference to a contract, policy or other asset is made solely for the purpose of computing the value of the benefits payable. Any contract, policy or other asset which the Corporation may utilize to assure itself of general assets with which to provide the benefits hereunder shall not serve in any way as security to the Director for the Corporation’s performance under this Plan, and shall remain the general assets of the Corporation subject to the claims of its creditors.

The Corporation and the Plan do not give the Participant or his Beneficiary the right to receive a beneficial interest in any asset of the Corporation. All rights of ownership in any such assets are and remain in the Corporation.

* * * * * *

IN WITNESS WHEREOF, the Corporation has caused this Plan to be signed by its duly authorized officer on this 31st day of December, 2002.

CARRAMERICA REALTY CORPORATION

/s/ Philip L. Hawkins

Title: President and COO